SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2009

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 12, 2009, Capitol Bancorp Ltd. (“Capitol”) issued a press release announcing it has established a valuation allowance of $91 million to reduce the deferred tax asset to approximately $17.6 million, which represents the amount of the asset estimated to be currently recoverable via carryback of current net operating losses.  A copy of this press release is attached as Exhibit 99.1 to this Item 2.02.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

  99.1 Press Release of Capitol Bancorp Limited dated November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009	CAPITOL BANCORP LTD. (Registrant) /s/ Cristin K. Reid Cristin K. Reid Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 12, 2009